Exhibit 10(v)



              MORTGAGE, ASSIGNMENT OF RENTS AND LEASES,
                   AND SECURITY AGREEMENT

     This Mortgage, Assignment of Rents and Leases, and Security Agreement (this "Mortgage") is executed as of March 2, 2001, by OTR EXPRESS, INC., a Kansas corporation, as mortgagor ("Grantor"), whose address for notice hereunder is 804 N. Meadowbrook Drive, Olathe, Kansas 66063, and ASSOCIATES COMMERCIAL CORPORATION, a Delaware corporation ("Associates"), whose address for notice is 300 E. Carpenter Freeway, 16 Plaza, Irving, Texas 75062 as agent (Associates, in such capacity, the "Agent") for the benefit of the lenders listed in Exhibit C attached hereto and made a part hereof as mortgagee (individually and collectively, the "Beneficiary" or "Beneficiaries"), whose addresses for notice are listed in Exhibit C.

     Grantor is indebted to Beneficiary for the funds advanced by Beneficiary to Grantor pursuant to the terms and conditions of the Financing Documents (as hereinafter defined). This Mortgage will secure Grantor's indebtedness and obligations under the Financing Documents up to the maximum amount of $2,000,000.00.

                             RECITALS

     WHEREAS, Beneficiary has made certain financial accommodations (individually and collectively the "Financing") available to Grantor pursuant to those certain Financing Agreements (as hereinafter defined) by and between Grantor and Beneficiary as described on Exhibit B attached hereto and made a part hereof;

     WHEREAS, in connection with the Financing, Grantor has requested and Beneficiary has agreed to restructure the indebtedness owing under the Financing Agreements and to forbear exercising certain rights and remedies under the Financing Agreements pursuant to that certain Workout Agreement of even date herewith, by and among Grantor and Beneficiary (the "Forbearance Agreement");

     WHEREAS, Beneficiary was unwilling to restructure the indebtedness owing the Financing Agreements and to forbear its rights and remedies under the Forbearance Agreement unless Grantor executed this Mortgage encumbering the Mortgaged Property (as hereinafter defined) in order to secure the obligations and indebtedness of Grantor under the Financing Agreements;

     WHEREAS, this Mortgage will secure Grantor's indebtedness and obligations under the Financing Documents up to the maximum amount of $2,000,000.00;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby represents, warrants, covenants and agrees for the benefit of Beneficiary as follows:



                                  ARTICLE I
                                 DEFINITIONS

     Section 1.1 Definitions. As used herein, the following terms shall have the following meanings:
     "Event of Default": means an event of default under this Mortgage as described in Section 5.1 herein.

     "Financing Documents": The (1) indebtedness, payments and obligations of Grantor to Beneficiary under those certain financing agreements and leases between Grantor and Beneficiary as described in Exhibit B attached hereto and made a part hereof (collectively, the "Financing Agreements"), evidencing, governing and securing certain loans, indebtedness and leases made to Grantor by Beneficiary (individually and collectively, the "Financing"); (2) this Mortgage; (3) all other documents now or hereafter executed by Grantor, or any other person or entity to evidence or secure the payment of the Indebtedness or the performance of the Obligations, including without limitation the Forbearance Agreement and all instruments required thereunder; and (4) all modifications, restatements, extensions, renewals and replacements of the foregoing.

     "Indebtedness": Up to the maximum amount of $2,000,000.00, the sum of all (1) principal, interest and other amounts due under or secured by the Financing Documents, (2) principal, interest, and other amounts which may hereafter be loaned by Beneficiary, their successors or assigns, to or for the benefit of the Grantor and/or the owner of the Mortgaged Property, when evidenced by a promissory note or other instrument which, by its terms, is secured hereby, (3) any amounts representing a deficiency owed to a Beneficiary by Grantor and (4) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to Beneficiary.

     "Intercreditor Agreement": That certain Intercreditor Agreement, dated as of December 13, 2000, by and among, Associates, Navistar Financial Corporation ("Navistar"), Mercedes Benz Credit Corporation ("Mercedes Benz") and Paccar Financial Corporation ("Paccar").


     "Mortgaged Property": All of the following: (1) the parcel of real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Grantor (collectively, the "Land"), (2) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the "Improvements"), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements excluding, office furniture and office equipment (the "Fixtures"), (4) all reserves, escrows or impounds required under the Financing Documents and all deposit accounts maintained by Grantor with respect to the Mortgaged Property, (5) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the "Plans"), (6) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "Leases"), (7) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "Rents"), (8) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the "Property Agreements"), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor, (12) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property, and (13) all of Grantor's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements or Fixtures. As used in this Mortgage, the term "Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

     "Obligations": All of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Grantor or any other person or entity to Beneficiary or others as set forth in the Financing Documents.

     "Permitted Encumbrances": The outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Mortgage, together with the liens and security interests in favor of Beneficiary created by the Financing Documents, none of which, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Mortgage, materially and adversely affects the value of the Mortgaged Property, impairs the use or operations of the Mortgaged Property or impairs Grantor's ability to pay its obligations in a timely manner.


     "Person": an individual, partnership, limited partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization or a government or agency or political subdivision thereof.

     "Senior Mortgage": That certain Real Estate Mortgage dated April 12, 1996, executed by Grantor for the benefit of Oak Park Bank filed April 18, 1996 as File No. 2588239 in Book 4854 at Page 129 of the Official Records of Johnson County, Kansas.

     "UCC": The Uniform Commercial Code of the state in which the Mortgaged Property is situated or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the state in which the Mortgaged Property is situated, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

                                 ARTICLE 2
                                  GRANT

     Section 2.1 Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor MORTGAGES, WARRANTS, GRANTS, CONVEYS and ASSIGNS, the Mortgaged Property to Agent for the benefit of Beneficiary, subject, however, to the Permitted Encumbrances, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Agent for the benefit of Beneficiary and its respective successors, substitutes and assigns.


                                ARTICLE 3
                WARRANTIES, REPRESENTATIONS AND COVENANTS

     Grantor warrants, represents and covenants to Beneficiary as follows:

     Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Mortgage creates valid, enforceable second priority liens and security interests against the Mortgaged Property, subject only to the Senior Mortgage.

     Section 3.2 Second Lien Status. Grantor shall preserve and protect the lien and security interest status of this Mortgage and the other Financing Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Grantor shall promptly, and at its sole expense, (a) give Agent a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released.

     Section 3.3 Payment and Performance. Grantor shall pay the Indebtedness when obligated under the Financing Documents and shall perform the Obligations in full when they are required to be performed by Grantor.


     Section 3.4 Replacement of Fixtures. Grantor shall not, without the prior written consent of Agent, permit any of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Mortgage and the other Financing Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Agent.

     Section 3.5 Maintenance of Rights of Way, Easements and Licenses. Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements, and franchises necessary for the use of the Mortgaged Property and will not, without the prior consent of Agent, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property. Grantor shall comply with all restrictive covenants affecting the Mortgaged Property, and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

     Section 3.6 Inspection. Grantor shall permit Agent on behalf of Beneficiary, and its agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Mortgaged Property and conduct such environmental and engineering studies as Agent may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

     Section 3.7   Insurance.  Grantor shall maintain insurance as follows:

     (1) Casualty. Grantor shall keep the Mortgaged Property insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof (without reduction for depreciation or co-insurance), and shall maintain such other casualty insurance as reasonably required by Agent. Grantor shall keep the Mortgaged Property insured against loss by flood if the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount at least equal to the lesser of (i) $1,000,000.00 or (ii) the maximum limit of coverage available under said act. Grantor shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Agent in all respects. The proceeds of insurance paid on account of any damage or destruction to the Mortgaged Property shall be paid to Agent for the benefit of Beneficiary to be applied as provided in
Section 3.8.


     (2) Liability. Grantor shall maintain Commercial General Liability insurance against claims for bodily injury or death and property damage occurring in or upon or resulting from the Mortgaged Property, in standard form and with such insurance company or companies as may be acceptable to the Agent, such insurance to afford immediate protection, to the limit of not less than $1,000,000.00 in respect of any one accident or occurrence and $1,000,000.00 in the aggregate, and to the limit of not less than $1,000,000.00 for property damage, with not more than $10,000.00 deductible, together with excess coverage in the form of an umbrella policy of not less than $1,000,000.00. Such Commercial General Liability insurance shall include Blanket Contractual Liability coverage which insures contractual liability under the indemnifications of the Agent and the Beneficiary by Grantor set forth herein (but such coverage or the amount thereof shall in no way limit such indemnifications). Grantor shall also maintain Business Auto Coverage with a combined single limit of not less than $1,000,000 and worker's compensation coverage for its employees and contractors. Grantor shall maintain with respect to each policy or agreement evidencing such Commercial General Liability insurance such endorsements as may be required by the Agent and shall at all times deliver and maintain with the Agent a certificate with respect to such insurance in form satisfactory to the Agent. Not less than thirty (30) days prior to the expiration date of each policy of insurance required of Grantor pursuant to this subparagraph (2), Grantor shall deliver to the Agent certificates evidencing and/or copies of a renewal policy or policies marked Apremium paid@ or accompanied by other evidence of payment satisfactory to the Agent. In the event of a foreclosure of this Mortgage, the purchaser of such Mortgaged Property shall succeed to all the rights of Grantor, including any right to unearned premiums, in and to all policies of insurance assigned pursuant to the provisions of this subparagraph, and Grantor hereby authorizes the Agent to notify any or all insurance carriers of this assignment.

     (3) Form and Quality. All insurance policies shall be endorsed in form and substance acceptable to Agent to name Agent for the benefit of Beneficiary as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Agent for the benefit of Beneficiary, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the state in which the Mortgaged Property is situated, with a rating of "A-IX" or better as established by Best's Rating Guide (or an equivalent rating approved in writing by Agent). Each policy shall provide that such policy may not be canceled or materially changed except upon thirty
(30) days' prior written notice of intention of non-renewal, cancellation or material change to Agent and that no act or thing done by Grantor shall invalidate any policy as against Agent or Beneficiary. If Grantor fails to maintain insurance in compliance with this Section 3.7, Agent for the benefit of Beneficiary may obtain such insurance and pay the premium therefor and Grantor shall, on demand, reimburse Agent for all expenses incurred in connection therewith. Grantor shall assign the policies or proofs of insurance to Agent for the benefit of Beneficiary, in such manner and form that Beneficiary and their successors and assigns shall at all times have and hold the same as security for the payment of the Financing. Grantor shall deliver copies of all original policies certified to Agent by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. The proceeds of insurance policies coming into the possession of Agent shall not be deemed trust funds, and Agent shall be entitled to apply such proceeds as herein provided.

     (4) Adjustments. Grantor shall give immediate written notice of any loss to the insurance carrier and to Agent. Grantor hereby irrevocably authorizes and empowers Agent, as attorney-in-fact for Grantor coupled with an interest, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Agent's expenses incurred in the collection of such proceeds. Nothing contained in this Section 3.7(4), however, shall require Agent to incur any expense or take any action hereunder.


     Section 3.8 Use and Application of Insurance Proceeds. Agent for the benefit of the Beneficiary shall apply insurance proceeds to costs of restoring the Mortgaged Property or the Financing as follows:

     (1) if the loss is less than or equal to $10,000.00, Agent shall, subject to the rights of the holder of the Senior Mortgage, apply the insurance proceeds to restoration of the Mortgaged Property provided (a) no Event of Default exists, and (b) Grantor promptly commences and is diligently pursuing restoration of the Mortgaged Property;

     (2) if the loss exceeds $10,000.00 but is not more than ten percent (10%) of the replacement value of the Improvements (for projects containing multiple phases or stand alone structures, such calculation to be based on the damaged phase or structure, not the Mortgaged Property as a whole), Agent for the benefit of Beneficiary shall, subject to the rights of the holder of the Senior Mortgage, apply the insurance proceeds to restoration provided that at all times during such restoration (a) no Event of Default exists; (b) Agent determines that there are sufficient funds available to restore and repair the Mortgaged Property to a condition approved by Agent; (c) Agent determines that restoration and repair of the Mortgaged Property to a condition approved by Agent will be completed within six months after the date of loss or casualty and in any event ninety (90) days prior to the earliest maturity date of the Financing; and (d) Grantor promptly commences and is diligently pursuing restoration of the Mortgaged Property;

     (3) if the conditions set forth above are not satisfied or the loss exceeds the maximum amount specified in Subsection 3.8(2) above, in Agent=s sole discretion, Agent for the benefit of Beneficiary, subject to the rights of the holder of the Senior Mortgage, may apply any insurance proceeds it may receive to the payment of the Financing as agreed by Agent and Beneficiary or allow all or a portion of such proceeds to be used for the restoration of the Mortgaged Property; and

     (4) insurance proceeds applied to restoration will be disbursed on receipt of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects' certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances.


     Section 3.9 Condemnation Awards. Grantor shall immediately notify Agent of the institution of any proceeding for the condemnation or other taking of the Mortgaged Property or any portion thereof. Agent may participate in any such proceeding and Grantor will deliver to Agent all instruments necessary or required by Agent to permit such participation. Without Agent's prior consent, Grantor (1) shall not agree to any compensation or award, and (2) shall not take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation of the Mortgaged Property or any part thereof are hereby assigned to and shall be paid to Agent for the benefit of Beneficiary to the extent there is an outstanding balance on the Financing; any excess shall be paid to Grantor. Grantor authorizes Agent for the benefit of Beneficiary to collect and receive such awards and compensation, to give proper receipts and acquittance therefor, and in Agent's sole discretion to apply the same toward the payment of the Financing, notwithstanding that the Financing may not then be due and payable, or to the restoration of the Mortgaged Property; however, if the award is less than or equal to $10,000.00 and Grantor requests that such proceeds be used for non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such condemnation, Agent will apply the award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Event of Default. Grantor, upon request by Agent, shall execute all instruments requested to confirm the assignment of the awards and compensation to Agent for the benefit of Beneficiary, free and clear of all liens, charges or encumbrances.

     Section 3.10 Impounds. Upon Agent's written request, Grantor shall deposit with Agent, monthly, one-twelfth (1/12th) of the annual charges for ground or other rent, if any, and real estate taxes, assessments and similar charges relating to the Mortgaged Property. If such request is made at or before the initial advance of the Financing, Grantor shall deposit with Agent a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments. Deposits shall be made on the basis of Agent's estimate from time to time of the charges for the current year (after giving effect to any reassessment or, at Agent's election, on the basis of the charges for the prior year, with adjustments when the charges are fixed for the then current year). All funds so deposited shall be held by Agent, without interest, and may be commingled with Agent's general funds. Grantor hereby grants to Agent a security interest in all funds so deposited with Agent for the purpose of securing the Financing. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Financing or any other charges affecting the security of Agent and/or Beneficiary, as Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Agent. Grantor shall furnish Agent with bills for the charges for which such deposits are required at least thirty
(30) days prior to the date on which the charges first become payable. If at any time the amount on deposit with Agent, together with amounts to be deposited by Grantor before such charges are payable, is insufficient to pay such charges, Grantor shall deposit any deficiency with Agent immediately upon demand. Agent shall pay such charges when the amount on deposit with Agent is sufficient to pay such charges and Agent has received a bill for such charges.

     Section 3.11 Taxes and Assessments. The Mortgaged Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Grantor=s best knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments.

     Section 3.12 Compliance with Law. (1) Grantor has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Mortgaged Property and carry on its business, and the Mortgaged Property is in compliance with all applicable legal requirements and is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear. The Mortgaged Property does not constitute, in whole or in part, a legally nonconforming use under applicable legal requirements;

     (2) No condemnation has been commenced or, to Grantor's knowledge, is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property; and

     (3) The Mortgaged Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Mortgaged Property are located in the public right-of-way abutting the Mortgaged Property, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefitting the Mortgaged Property. All roads necessary for the full utilization of the Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.

     Section 3.13 No Homestead. The Land and the Improvements do not and will not constitute the residential or business homestead of any person.

     Section 3.14 Due on Sale and Encumbrance; Transfers of Interests. Without the prior written consent of Agent, none of the following events shall occur:

     (1) a Transfer of all or any part of the Mortgaged Property or any interest in the Mortgaged Property;

     (2)   a Transfer of an interest in Grantor;

     (3) a Transfer of an interest in any entity which owns, directly or indirectly, an interest in Grantor;

     (4) if any guarantor is an entity, (a) a Transfer of an interest in any such guarantor, or (b) a Transfer of an interest in any entity which owns directly or indirectly an interest in any such guarantor;

     (5) if Grantor is a trust, the termination or revocation of such trust; and

     (6) a conversion of Grantor from one type of legal entity into another type of legal entity, whether or not there is a Transfer.

     As used in this Section 3.14, "Transfer" means (a) a sale, assignment, lease, transfer or other disposition (whether voluntary, involuntary or by operation of law); (b) the granting, creating or attachment of a lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law), subject to Grantor's right to contest the validity of claims and demands pursuant to Section 3.15; (c) the issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock; (d) the withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or manager in a limited liability company; or (e) the merger, dissolution, liquidation, or consolidation of a legal entity. "Transfer" does not include (i) a conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under this Mortgage, or (ii) a transfer that occurs by devise, descent, or by operation of law upon the death of a natural person. For purposes of defining the term "Transfer," the term "partnership" shall mean a general partnership, a limited partnership, a joint venture and a limited liability partnership, and the term "partner" shall mean a general partner, a limited partner and a joint venturer.


     Section 3.15 Taxes; Charges. Grantor shall pay before any fines, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien (as defined in Section 3.22) upon the Mortgaged Property or become payable during the term of the Financing, and will promptly furnish Agent with evidence of such payment; however, Grantor's compliance with Section 3.10 of this Agreement relating to impounds for taxes and assessments shall, with respect to payment of such taxes and assessments, be deemed compliance with this
Section 3.15. Grantor shall not suffer or permit the joint assessment of the Mortgaged Property with any other real property constituting a separate tax lot or with any other real or personal property. Grantor shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a Lien on the Mortgaged Property; however, Grantor may contest the validity of such claims and demands so long as (1) Grantor notifies Agent that it intends to contest such claim or demand, (2) Grantor provides Agent with an indemnity, bond or other security satisfactory to Agent (including an endorsement to Beneficiary's title insurance policy insuring against such claim or demand) assuring the discharge of Grantor's obligations for such claims and demands, including interest and penalties, and (3) Grantor is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the earliest maturity date of any of the Financing, or the date on which the Mortgaged Property is scheduled to be sold for non-payment.

     Section 3.16 Control; Management. There shall be no removal or replacement of the parties that are in charge of the day-to-day control and management of Grantor without the prior written consent of Agent.

     Section 3.17 Operation; Maintenance; Inspection. Grantor shall observe and comply with all legal requirements applicable to the ownership, use and operation of the Mortgaged Property. Grantor shall maintain the Mortgaged Property in good condition and promptly repair any damage or casualty. Grantor shall permit Agent and its agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Mortgaged Property and conduct such environmental and engineering studies as Agent may require, provided such inspections and studies do not materially interfere with the use and operation of the Mortgaged Property.

     Section 3.18 Taxes on Security. Grantor shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Financing or the liens created or secured by the Financing Documents, other than income, franchise and doing business taxes imposed on Beneficiary. If there shall be enacted any law (1) deducting the Financing from the value of the Mortgaged Property for the purpose of taxation, (2) affecting any lien on the Mortgaged Property, or (3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Grantor shall promptly pay to Beneficiary, on demand, all taxes, costs and charges for which Beneficiary is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Financing usurious, then instead of collecting such payment, Beneficiary may declare all amounts owing under the Financing Documents to be immediately due and payable.


     Section 3.19 Further Assurances. Grantor shall promptly (1) cure any defects in the execution and delivery of the Financing Documents, and (2) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Beneficiary may reasonably request to further evidence and more fully describe the collateral for the Financing, to correct any omissions in the Financing Documents, to perfect, protect or preserve any liens created under any of the Financing Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

     Section 3.20   Intentionally Deleted.

     Section 3.21 Notice of Certain Events. Grantor shall promptly notify Agent of (1) any Event of Default, together with a detailed statement of the steps being taken to cure such Event of Default; (2) any notice of default received by Grantor under other obligations relating to the Mortgaged Property or otherwise material to Grantor's business, including any notice of default received by Grantor relating to the Senior Mortgage; and (3) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between Grantor and any governmental authority, affecting Grantor or the Mortgaged Property.

     Section 3.22 Indemnification. Grantor shall indemnify, defend and hold Agent and Beneficiary harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of Agent=s and/or Beneficiary's counsel, in connection with (1) any inspection, review or testing of or with respect to the Mortgaged Property, (2) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Agent or Beneficiary is designated a party thereto, commenced or threatened at any time (including after the repayment of the Financing) in any way related to the execution, delivery or performance of any Financing Documents or to the Mortgaged Property, (3) any proceeding instituted by any person claiming a Lien (as hereinafter defined) except for the Senior Mortgage, and (4) any brokerage commissions or finder's fees claimed by any broker or other party in connection with the Financing, the Mortgaged Property, or any of the transactions contemplated in the Financing Documents, including those arising from the joint, concurrent, or comparative negligence of Agent and/or Beneficiary, except to the extent any of the foregoing is caused by Agent's or Beneficiary's gross negligence or willful misconduct. "Lien" means any interest, or claim thereof, in the Mortgaged Property securing an obligation owed to, or a claim by, any person other than the owner of the Mortgaged Property, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Mortgaged Property.

     Section 3.23 Other Covenants. All of the covenants in the Financing Documents are incorporated herein by reference and, together with covenants in this Article 3 shall be covenants running with the land.


     Section 3.24 Organization and Power. Grantor is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance with legal requirements applicable to doing business in the State of Kansas. Grantor is not a "foreign person" within the meaning of ' 1445(f)(3) of the Internal Revenue Code.

     Section 3.25 Validity of Financing Documents. The execution, delivery and performance by Grantor of the Financing Documents: (1) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (2) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Financing Documents. The Financing Documents constitute the legal, valid and binding obligations of Grantor, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights.

     Section 3.26   Liabilities, Litigation.   Except as disclosed in the
financial statements delivered by Grantor to Agent and/or Beneficiary, there are no liabilities (fixed or contingent) affecting the Land, the Improvements, or Grantor. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Grantor, threatened, against the Land, the Improvements, or Grantor which if adversely determined could have a material adverse effect on such party, the Land and/or Improvements or the Financing.

     Section 3.27 Payment of Debts. Grantor does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities) from and after the date of this Mortgage beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by Grantor and the amounts to be payable on or in respect of obligations of Grantor).

                               ARTICLE 4
                          ENVIRONMENTAL MATTERS



     Section 4.1 Certain Definitions. As used herein, the following terms have the meanings indicated:

     (1) "Environmental Laws" means any federal, state or local law (whether imposed by statute, or administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, such laws governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, discharge of, or exposure to, Hazardous Materials.

     (2) "Hazardous Materials" means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyl (PCB's), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, or (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws, but shall expressly exclude the two (2) underground storage tanks on the Mortgaged Property as of the date of this Mortgage and the contents of such tanks, and any tires, motor oil, transmission oil or other products used in the ordinary course of business in the vehicle maintenance facility located on the Mortgaged Property.

     Section 4.2 Representations and Warranties on Environmental Matters. To Grantor's knowledge, (1) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, disposed of or otherwise present at or about the Mortgaged Property or any property adjacent to the Mortgaged Property (except for cleaning and other products currently used in connection with the routine maintenance or repair of the Mortgaged Property in full compliance with Environmental Laws), (2) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Mortgaged Property does not, and did not previously, violate any Environmental Laws, and (3) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with the Mortgaged Property concerning Hazardous Materials or Environmental Laws.

     Section 4.3   Covenants on Environmental Matters.

     (1) Grantor shall (a) comply strictly and in all respects with applicable Environmental Laws; (b) notify Agent immediately upon Grantor's discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting the Mortgaged Property; (c) promptly remove such Hazardous Materials and remediate the Mortgaged Property in full compliance with Environmental Laws and in accordance with the recommendations and specifications of an independent environmental consultant approved by Agent; and (d) promptly forward to Agent copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect the Mortgaged Property or Grantor.


     (2) Grantor shall not cause, shall prohibit any other person within the control of Grantor from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from (a) installing any underground storage tanks at the Mortgaged Property, or (b) conducting any activity that requires a permit or other authorization under Environmental Laws without such permit or other applicable authorization being obtained.

     (3) Grantor shall not permit any condition (a "Non-Complying Condition") which results in non-compliance with any Environmental Laws, at, upon, under or within the Mortgaged Property or on any contiguous real estate; provided, however, if any Non-Complying Condition exists as a result of any acts or omissions of any tenants of any of the Mortgaged Property, or the acts or omissions of any third party which is not a tenant of any of the Mortgaged Property, Grantor shall take such actions as may be legally available to cause such Non-Complying Condition to be remedied immediately, at Grantor's sole cost and expense. So long as Grantor is diligently and continuously pursuing to remedy or causing to remedy such Non-Complying Condition, the existence of any such Non-Complying Condition shall not constitute an Event of Default under the Financing Documents, provided such Non-Complying Condition is remedied within two hundred seventy (270) days from the date of discovery thereof; provided, however, if any governmental authorities require that such Non-Complying Condition be remedied prior to the expiration of two hundred seventy (270) days, then such Non-Complying Condition shall be remedied within such time as required by governmental authorities; and provided, further, if Grantor promptly notifies Agent as soon as it is aware that such Non-Complying Condition cannot be remedied prior to the expiration of the two hundred seventy (270) day period, and so long as Grantor is diligently and continuously pursuing to remedy or causing to remedy such Non-Complying Condition, the existence of such Non-Complying Condition shall not constitute an Event of Default under the Financing Documents, provided such Non-Complying Condition is remedied within the next ninety (90) days. In no event shall a Non-Complying Condition continue to exist for more than one year from the date of discovery.

     (4) Grantor shall not interfere with Agent obtaining an environmental engineering report for the Mortgaged Property, from time to time as Beneficiary determines appropriate, at Beneficiary's expense, and in a manner satisfactory to Agent, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Mortgaged Property, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice (a "Site Assessment") or, if required by Agent, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Mortgaged Property.


     Section 4.4 Allocation of Risks and Indemnity. As between Grantor, Agent and Beneficiary, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Mortgaged Property, shall lie solely with Grantor. Accordingly, Grantor shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by Agent and/or Beneficiary or by law. GRANTOR SHALL INDEMNIFY, DEFEND AND HOLD AGENT AND BENEFICIARY HARMLESS FROM AND AGAINST ALL LOSS, LIABILITIES, DAMAGES, CLAIMS, COSTS AND EXPENSES (INCLUDING REASONABLE COSTS OF DEFENSE) ARISING OUT OF OR ASSOCIATED, IN ANY WAY, WITH THE NON-COMPLIANCE WITH ENVIRONMENTAL LAWS, OR THE EXISTENCE OF HAZARDOUS MATERIALS IN EXCESS OF LEVELS PERMITTED BY ENVIRONMENTAL LAWS IN, ON, OR ABOUT THE MORTGAGED PROPERTY, OR A BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED IN THIS ARTICLE 4, WHETHER BASED IN CONTRACT, TORT, IMPLIED OR EXPRESS WARRANTY, STRICT LIABILITY, CRIMINAL OR CIVIL STATUTE OR COMMON LAW, INCLUDING THOSE ARISING FROM THE JOINT, CONCURRENT, OR COMPARATIVE NEGLIGENCE OF AGENT AND/OR BENEFICIARY; HOWEVER, GRANTOR SHALL NOT BE LIABLE UNDER SUCH INDEMNIFICATION TO THE EXTENT SUCH LOSS, LIABILITY, DAMAGE, CLAIM, COST OR EXPENSE RESULTS (1) SOLELY FROM AGENT'S OR BENEFICIARY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR (2) FROM ACTS, OMISSIONS, OR VIOLATIONS OF ENVIRONMENTAL LAWS WHICH OCCUR AFTER THE DATE TITLE TO THE MORTGAGED PROPERTY HAS BEEN TRANSFERRED TO AGENT OR BENEFICIARY OR ONE OF ITS AFFILIATES BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE ONLY (AND NOT OTHERWISE). GRANTOR'S OBLIGATIONS UNDER THIS
SECTION 4.4 SHALL ARISE UPON THE DISCOVERY OF THE PRESENCE OF ANY HAZARDOUS MATERIAL, WHETHER OR NOT ANY GOVERNMENTAL AUTHORITY HAS TAKEN OR THREATENED ANY ACTION IN CONNECTION WITH THE PRESENCE OF ANY HAZARDOUS MATERIAL OR POTENTIAL LIABILITY ON ACCOUNT THEREOF IS DISCLOSED IN THE SITE ASSESSMENT AND SHALL CONTINUE NOTWITHSTANDING THE REPAYMENT OF THE FINANCING OR ANY TRANSFER OR SALE OF ANY RIGHT, TITLE AND INTEREST IN THE MORTGAGED PROPERTY BY FORECLOSURE, DEED IN LIEU OF FORECLOSURE OR OTHERWISE, EXCEPT AS PROVIDED IN THE PRECEDING SENTENCE. NOTHING CONTAINED IN THIS SECTION 4.4 SHALL BE CONSTRUED TO DEROGATE, ALTER OR LIMIT ANY SEPARATE INDEMNITY OBLIGATION OF GRANTOR OR ANY GUARANTOR OF THE FINANCING UNDER ANY OTHER INDEMNITY AGREEMENT WITH AGENT OR THE BENEFICIARY.

     Section 4.5 No Waiver. Notwithstanding any provision in this Article 4 or elsewhere in the Financing Documents, or any rights or remedies granted by the Financing Documents, Agent and Beneficiary do not waive and expressly reserve all rights and benefits now or hereafter accruing to Agent and/or Beneficiary under the "security interest" or "secured creditor" exception under applicable Environmental Laws, as the same may be amended. No action taken by Beneficiary pursuant to the Financing Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the "security interest exception."

                               ARTICLE 5
                       DEFAULT AND FORECLOSURE

     Section 5.1 Events of Default. Each of the following constitutes an Event of Default under the Financing Agreements and this Mortgage:


     (1) Payments. Grantor=s failure to pay any regularly scheduled installment of principal, interest or other amount due under any of the Financing Documents within ten (10) days after the date when due, or Grantor's failure to pay the Financing at the maturity date of each individual Financing Agreement, whether by acceleration or otherwise.

     (2) Insurance. Grantor's failure to maintain insurance as required under Section 3.7 of this Mortgage, or Grantor's failure to remedy any deficiencies in the insurance coverages maintained on the Land and the Improvements within ten (10) days after notice by Beneficiary to Grantor of such deficiencies.

     (3) Sale, Encumbrance, Etc. The sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of the Land and/or the Improvements, or any interest therein, or of any interest in Grantor, any entity that owns, directly or indirectly, any interest in Grantor, or any other Transfer or other occurrence in violation of Section 3.14 of this Mortgage.

     (4) Covenants. Grantor's failure to perform or observe any of the agreements and covenants contained in this Mortgage or in any of the other Financing Documents (other than payments under Section 5.1(1), insurance requirements under Section 5.1(2) and transfers and encumbrances under Section 5.1(3)), and the continuance of such failure for ten (10) days after notice by Beneficiary to Grantor; however, subject to any shorter period for curing any failure by Grantor as specified in any of the other Financing Documents, Grantor shall have an additional thirty (30) days to cure such failure if (1) such failure does not involve the failure to make payments on a monetary obligation; (2) such failure cannot reasonably be cured within ten (10) days; (3) Grantor is diligently undertaking to cure such default, and (4) Grantor has provided Beneficiary with security reasonably satisfactory to Beneficiary against any interruption of payment or impairment of collateral as a result of such continuing failure. The notice and cure provisions of this Section 5.1(4) do not apply to the Events of Default described in Section 5.1(5), Section 5.1(6), Section 5.1(7) and
Section 5.1(8).

     (5) Representations and Warranties. Any representation or warranty made in any of the Financing Documents proves to be untrue in any material respect when made or deemed made.

     (6) Other Encumbrances. Any default under any document or instrument, other than the Financing Documents, evidencing or creating a Lien on the Land and/or the Improvements or any part thereof, including but not limited to any default under the Senior Mortgage.

     (7) Involuntary Bankruptcy or Other Proceeding. Commencement of an involuntary case or other proceeding against Grantor or any other person having an ownership or security interest in the Land and/or the Improvements (each, a "Bankruptcy Party") which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding is not dismissed or permanently stayed within sixty (60) days after commencement; or an order for relief against a Bankruptcy Party is entered in any such case under the Federal Bankruptcy Code.


     (8)   Voluntary Petitions, etc.  Commencement by a Bankruptcy
Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

     (9)   Other Defaults on Indebtedness owed to Beneficiary.
Grantor's default of, or failure to perform or observe any of the agreements and covenants contained in, any other loan or security agreement or lease between Grantor and Beneficiary, whether now existing or hereafter created.

     (10) Other Defaults. Any default in the payment or performance of any obligation, or any defined default or event of default, under the terms of any contract, agreement or instrument (other than any of the Financing Documents) pursuant to which Grantor has incurred any debt or other liability to any person or entity, including Beneficiary.

     (11) Default under Senior Mortgage. The occurrence of any default or event of default under the Senior Mortgage or the initiation of foreclosure proceedings on the Mortgaged Property by Oak Park Bank or its successors or assigns pursuant to the Senior Mortgage.

     Section 5.2 Remedies. If an Event of Default occurs, Agent may, only upon Agent's receipt of a written instrument executed by each of the Beneficiaries requesting Agent so to do, exercise any or all of the following rights, remedies and recourses:

     (a) Acceleration. Give any notice to Grantor required by applicable law. If no notice is required by such applicable law, or if the Event of Default is not cured as prescribed by applicable law and this Mortgage, declare the Indebtedness (including any prepayment premium or similar charge required by the Financing Documents) to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

     (b) Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Agent's prior written consent, Agent may invoke any legal remedies to dispossess Grantor.


     (c) Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Agent may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Agent deems necessary or desirable), and apply all Rents and other amounts collected by Agent in connection therewith in accordance with the provisions of Section 5.8.

     (d) Foreclosure and Sale. Foreclose this Mortgage by judicial proceeding and exercise any other remedies permitted by applicable law or provided in this Mortgage or in any other Financing Document. Agent shall be entitled to collect all costs and expenses incurred in connection with any Event of Default, including attorneys' fees, costs of documentary evidence, abstracts and title reports.

     (e) Receiver. Agent for the benefit of Beneficiary shall be entitled, as a matter of absolute right and without regard to the value of any security for the Indebtedness or the solvency of any person liable therefor, to the appointment of a receiver for the Mortgaged Property upon the application to any court of competent jurisdiction. Grantor waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver and his agents shall be empowered (i) to take possession of the Mortgaged Property and any businesses conducted by Grantor or any other person thereon and any business assets used in connection therewith and, if the receiver deems it appropriate, to operate the same, (ii) to exclude Grantor and Grantor's agents, servants, and employees from the Mortgaged Property,
(iii) to collect the rents, issues, profits, and income therefrom, (iv) to complete any construction which may be in progress, (v) to do such maintenance and make such repairs and alterations as the receiver deems necessary, (vi) to use all stores of materials, supplies, and maintenance equipment on the Mortgaged Property and replace such items at the expense of the receivership estate, (vii) to pay all taxes and assessments against the Mortgaged Property, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (viii) generally to do anything which Grantor could legally do if Grantor were in possession of the Mortgaged Property. All expenses incurred by the receiver or his agents shall constitute a part of the Indebtedness. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys' fees incurred by the receiver and by Agent or Beneficiary, together with interest thereon at the rate of 1 1/2% per month, if not prohibited by law, otherwise at the highest rate that the Grantor can legally obligate itself to pay and/or Agent or Beneficiary can legally collect from the date incurred until repaid, and the balance shall be applied toward the Indebtedness or in such other manner as the court may direct. Unless sooner terminated with the express consent of Agent, any such receivership will continue until the Indebtedness has been discharged in full, or until title to the Mortgaged Property has passed after foreclosure sale and all applicable periods of redemption have expired.

     (f) Other. Exercise on behalf of Beneficiary all other rights, remedies and recourses granted under the Financing Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Financing Documents, or a judgment on the indebtedness under the Financing Agreements either before, during or after any proceeding to enforce this Mortgage).


     Section 5.3 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Agent, in its sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.4 Remedies Cumulative, Concurrent and Nonexclusive. Agent and Beneficiary shall have all rights, remedies and recourses granted in the Financing Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor obligated under the Financing Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Agent and Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Agent or Beneficiary in the enforcement of any rights, remedies or recourses under the Financing Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

     Section 5.5 Release of and Resort to Collateral. Agent may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Financing Documents or their stature as a second lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Agent may resort to any other security in such order and manner as Agent may elect.

     Section 5.6 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Agent's or Beneficiary=s election to exercise or its actual exercise of any right, remedy or recourse provided for under the Financing Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

     Section 5.7 Discontinuance of Proceedings. If Agent and/or Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Financing Documents and shall thereafter elect to discontinue or abandon it for any reason, Agent and/or Beneficiary shall have the unqualified right to do so and, in such an event, Grantor, Agent and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Financing Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Agent and Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Agent and Beneficiary thereafter to exercise any right, remedy or recourse under the Financing Documents for such Event of Default.


     Section 5.8 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Agent for the benefit of Beneficiary (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

     (a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) receiver's fees and expenses, (2) court costs, (3) attorneys' and accountants' fees and expenses, (4) costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments, or other charges subject to which the Mortgaged Property shall have been sold;

     (b) to the payment of all amounts (including interest), other than the unpaid principal balance of the Financing and accrued but unpaid interest, which may be due to Beneficiary under the Financing Documents in a manner agreed to by Agent and Beneficiary in their sole discretion;

     (c) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Agent and Beneficiary in their sole discretion may determine; and

     (d) the balance, if any, to the payment of the persons legally entitled thereto.

     Section 5.9 Occupancy After Foreclosure. Upon the expiration of the applicable periods for redemption and the delivery of a deed to the purchaser at any foreclosure sale pursuant to Section 5.2(d), such purchaser shall become the legal owner of the Mortgaged Property. All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at such time and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

     Section 5.10   Additional Advances and Disbursements; Costs of
Enforcement.

     (a) If any Event of Default exists, Agent for the benefit of Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Agent under this Section 5.10, or otherwise under this Mortgage or any of the other Financing Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate of 1 1/2% per month, if not prohibited by law, otherwise at the highest rate that Grantor can legally obligate itself to pay and/or Agent can legally collect, and all such sums, together with interest thereon, shall be secured by this Mortgage.


     (b) Grantor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Financing Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Financing Documents, and for the curing thereof, or for defending or asserting the rights and claims of Agent or Beneficiary in respect thereof, by litigation or otherwise.

     Section 5.11 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Agent or Beneficiary under the Financing Documents, at law or in equity shall cause Agent or Beneficiary to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Agent or Beneficiary to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

                                ARTICLE 6
                    ASSIGNMENT OF RENTS AND LEASES
                          AND LEASING MATTERS

     Section 6.1 Assignment. Grantor acknowledges and confirms that, if requested by Agent, it will execute and deliver to Agent an Assignment of Rents and Leases (the "Assignment of Rents and Leases"), intending that such instrument create a present, absolute assignment to Agent for the benefit of Beneficiary of the Leases and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Rents and Leases, Grantor hereby will assign to Agent for the benefit of Beneficiary, if requested, as further security for the Indebtedness and the Obligations, the Leases and Rents. While any Event of Default exists, Agent shall be entitled to exercise any or all of the remedies provided in the Assignment of Rents and Leases and in Article 5 hereof, including the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of the Rents and the Leases in this Mortgage and the absolute assignment of the rents and the leases in the Assignment of Rents and Leases, the terms of the Assignment of Rents and Leases shall control.

     Section 6.2 Representations and Warranties on Leases. Grantor represents and warrants to Agent with respect to leases on the Land that: (1) any and all leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (2) the copies of the leases, if any, delivered to Agent are true and complete; (3) to Grantor's knowledge, neither the landlord nor any tenant is in material default under any of the leases;
(4) Grantor has no knowledge of any notice of termination or default with respect to any lease on the Land; (5) Grantor has not assigned or pledged any of the leases, the rents or any interests therein except to Agent; (6) no tenant or other party has an option to purchase all or any portion of the Land and/or Improvements; (7) no tenant has the right to terminate its lease prior to expiration of the stated term of such lease; and (8) no tenant has prepaid more than one month's rent in advance (except for bona fide security deposits not in excess of an amount not to exceed two months' rent).


     Section 6.3 Standard Lease Form; Approval Rights. All leases and other rental arrangements shall in all respects be approved by Agent and shall be on a standard lease form approved by Agent with no modifications (except as approved by Agent). Such lease form shall provide that the tenant shall attorn to Agent, and that any cancellation, surrender, or amendment of such lease without the prior written consent of Agent shall be voidable by Agent. Grantor shall separately account for the security deposits.

                                ARTICLE 7
                            SECURITY AGREEMENT

     Section 7.1 Security Interest. This Mortgage constitutes a "Security Agreement" on personal property within the meaning of the UCC and other applicable law with respect to the Fixtures, Plans, Leases, Rents and Property Agreements. To this end, Grantor grants to Agent for the benefit of Beneficiary, a second priority security interest, subject only to the Senior Mortgage, in the Fixtures, Plans, Leases, Rents and Property Agreements and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Agent shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Agent with respect to the Fixtures, Plans, Leases, Rents and Property Agreements sent to Grantor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

     Section 7.2 Financing Statements. Grantor shall execute and deliver to Agent, in form and substance satisfactory to Agent, such financing statements and such further assurances as Agent may, from time to time, reasonably consider necessary to create, perfect and preserve Agent's security interest hereunder and Agent may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor's chief executive office is at the address set forth in the first paragraph of this Mortgage.

     Section 7.3 Fixture Filing. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Agent) as set forth in the first paragraph of this Mortgage.

     Section 7.4 Continuing Effect Notwithstanding Termination of Mortgage It is expressly agreed that until such time as the Indebtedness has been paid in full, or until the security interest granted hereby has been released in writing by Agent, this Mortgage shall remain fully effective as a security agreement, notwithstanding that the lien on real property that is created by this Mortgage may be extinguished or released, by foreclosure of this Mortgage or otherwise.

                              ARTICLE 8
                                AGENT

     8.1   Agent.


     (A) Appointment. Each Beneficiary hereby designates and appoints Associates as its agent under this Mortgage and each Beneficiary hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Mortgage and to exercise such powers as are set forth herein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Mortgage on behalf of Beneficiary. Agent agrees to act as such on the express conditions contained in this Section 8.1. The provisions of this Section 8.1 are solely for the benefit of Agent and Beneficiary and neither Grantor nor any other person or entity shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Mortgage, Agent shall act solely as an administrative representative of Beneficiary and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Beneficiary, Grantor or any other person or entity. Agent may perform any of its duties hereunder by or through its agents, attorneys or employees.

     (B) Nature of Duties. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Mortgage and the Forbearance Agreement. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Mortgage a fiduciary relationship in respect of any Beneficiary. Each Beneficiary shall make its own independent investigation of the financial condition and affairs of Grantor in connection with the extension of credits under the Financing Agreements and shall make its own appraisal of the credit worthiness of Grantor, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Beneficiary with any credit or other information with respect thereto, whether coming into its possession before the date of this Mortgage or at any time or times thereafter. If Agent seeks the consent or approval of any Beneficiary to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Beneficiary.


     (C) Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Beneficiary for any action taken or omitted by them hereunder or in connection herewith, except that Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Beneficiary to whom payment was due but not made, shall be to recover from other Beneficiaries any payment in excess of the amount to which they are determined to be entitled (and such other Beneficiaries hereby agree to return to such Beneficiary any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Beneficiary for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of this Mortgage or the transactions contemplated hereby, or for the financial condition of any Grantor. Agent shall not be responsible for the execution, acknowledgment, or validity of this Mortgage, or for the proper authorization thereof, or for the sufficiency of the lien and security interests purported to be created hereby, and Agent makes no representation in respect thereof or in respect of the rights, remedies and recourses of Beneficiary. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Mortgage or any of the Financing Documents or the financial condition of the Grantor, or the existence or possible existence of any Event of Default hereunder or any default under any of the Financing Documents. Agent shall have no obligation to take any action under this Mortgage if it, in good faith believes that such action exposes Agent to any liability. Agent shall not be required to take any action toward the execution and enforcement of the rights granted to Agent hereunder or to institute, appear in, or defend any action, suit or other proceeding in connection therewith where, in Agent=s sole discretion, such action would be likely to involve Agent in expense or liability, unless requested so to do by a written instrument signed by each of the Beneficiaries and, if Agent so requests, unless Agent is tendered security and indemnity satisfactory to Agent in its sole discretion against any and all cost, expense and liability arising therefrom.

     (D) Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Mortgage and its duties hereunder, upon advice of counsel selected by it. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

     (E) Indemnification. Each Beneficiary, jointly, agrees to reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Mortgage or any action taken or omitted by Agent under this Mortgage; provided, however, that no Beneficiary shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Beneficiary under this Section 8.1(E) shall survive the payment in full of the Obligations and the termination of this Mortgage. Agent shall be entitled to reimbursement from the Beneficiary for expenses incurred by Agent in the performance of Agent's duties hereunder. The individual obligations and liabilities for each of Associates, Navistar, Mercedes Benz and Paccar pursuant to the indemnification and reimbursement obligations set out in this Section 8.1(E) shall not exceed each individual party's Pro Rata (as defined in the Intercreditor Agreement) percentage of the total amount of expenses, costs, liabilities and obligations incurred by Agent for which Agent is entitled to indemnification and/or reimbursement under this Section 8.1(E).

     (F) Associates Individually/Beneficiaries Individually. With respect to its Financing made by it pursuant to the Financing Agreements between Associates and Grantor, Associates shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Beneficiary. The term "Beneficiary" or any similar term shall, unless the context clearly otherwise indicates, include Associates in its individual capacity as a Beneficiary. Except as to any limitations or restrictions set forth in any agreement among the Beneficiaries; including but not limited to, the Intercreditor Agreement and the Forbearance Agreement, (i) each Beneficiary may lend money to, and generally engage in any kind of banking, trust or other business with Grantor and (ii) Associates may engage in any such activity with Grantor as if it were not acting as Agent pursuant hereto.

     (G)   Successor Agent.


     (1) Resignation. Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) business days' prior written notice to Grantor and the Beneficiary. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

     (2) Appointment of Successor. Upon any such notice of resignation pursuant to clause (G)(1) above, Beneficiary shall appoint a successor Agent. If a successor Agent shall not have been so appointed within said thirty (30) business day period, the retiring Agent, upon notice to Grantor, shall then appoint a successor Agent who shall serve as Agent until such time as Beneficiary shall appoint a successor Agent as provided above.

     (3) Successor Agent. Upon the acceptance of any appointment as Agent under this Mortgage by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Mortgage. After any retiring Agent's resignation as Agent under this Mortgage, the provisions of this Section 8.1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Mortgage.

     (H)   Collateral Matters.

     (1)   Release of Collateral.   Beneficiary hereby
irrevocably authorizes Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any property covered by this Mortgage upon payment and satisfaction of all Obligations and Indebtedness.

     (2) Absence of Duty. Agent shall have no obligation whatsoever to any Beneficiary or any other Person to assure that the property covered by this Mortgage exists or is owned by Grantor or is cared for, protected or insured or has been encumbered or that the security interests and liens granted to Agent on behalf of Beneficiary herein or pursuant hereto have been property or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 8.1(H), it being understood and agreed that in respect of the property covered by this Mortgage or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent=s own interest in property covered by this Mortgage as one of the Beneficiaries and that Agent shall have no duty or liability whatsoever to any of the other Beneficiaries.

     (3) Agent shall not be personally liable in case of entry by Agent, or anyone entering by virtue of the powers herein granted to Agent, upon the Mortgaged Property for any liability or damages incurred by any Person upon the entry by Agent or its agents or employees on the Mortgaged Property pursuant to the rights and remedies granted Agent hereunder or for debts contracted for or liability or damages incurred in the management or operation of the Mortgaged Property, except for those damages, costs or liabilities caused by Agent=s gross negligence or willful misconduct.

     (I) Exercise of Remedies. Beneficiary agrees that it will not have any right individually to enforce or seek to enforce this Mortgage or to realize upon any of the Mortgaged Property, it being understood and agreed that such rights and remedies may be exercised only by Agent pursuant to the terms of this Mortgage and the Forbearance Agreement.

                              ARTICLE 9
                            MISCELLANEOUS

     Section 9.1 Notices. Any notice required or permitted to be given under this Mortgage shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, personal delivery or otherwise as provided in this Section 9.1). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth on the first page of this Mortgage or on Exhibit C attached hereto. Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first business day after deposit with an overnight air courier service, or (c) on the third business day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, Agent or Grantor, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number and confirmation of complete receipt is received by the transmitting party during normal business hours and identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section
9. 1. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

     Section 9.2 Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Grantor and Agent to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, AGrantor@ shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Agent has or will consent to any such conveyance or transfer of the Mortgaged Property). All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Financing Agreements and the other Financing Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Agent.


     Section 9.3 Attorney-in-Fact. Grantor hereby irrevocably appoints Agent and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Agent deems appropriate to protect Agent's interest, if Grantor shall fail to do so within ten (10) days after written request by Agent, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Agent's security interests and rights in or to any of the collateral, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder; however: (1) Agent shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Agent in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate of 1 1/2% per month, if not prohibited by law, otherwise at the highest rate that Grantor can legally obligate itself to pay and/or Agent can legally collect; (3) Agent as such attorney-in-fact shall only be accountable for such funds as are actually received by Agent; and (4) Agent shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

     Section 9.4 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Agent, Beneficiary and Grantor and their respective heirs, successors and assigns. Grantor shall not, without the prior written consent of Agent, assign any rights, duties or obligations hereunder.

     Section 9.5 No Waiver. Any failure by Agent and/or Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Financing Documents shall not be deemed to be a waiver of same, and Agent and/or Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

     Section 9.6 Subrogation. To the extent proceeds of the Financing Agreements have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

     Section 9.7 Financing Documents. If any conflict or inconsistency exists between this Mortgage and the Financing Documents, the Financing Documents shall govern.

     Section 9.8 Release or Reconveyance. Upon payment in full of the Indebtedness and performance in full of the Obligations, Agent, at Grantor's expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Grantor.

     Section 9.9 Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Grantor, Agent and/or Beneficiary or any rights or remedies of Agent and/or Beneficiary.

     Section 9.10 Obligations of Grantor, Joint and Several. If more than one person or entity has executed this Mortgage as AGrantor,@ the obligations of all such persons or entities hereunder shall be joint and several.


     Section 9.11 Governing Law. THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, (A) THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS SITUATED, AND (B) THE LAWS OF THE UNITED STATES OF AMERICA AND ANY RULES, REGULATIONS, OR ORDERS ISSUED OR PROMULGATED THEREUNDER, APPLICABLE TO THE AFFAIRS AND TRANSACTIONS ENTERED INTO BY AGENT AND/OR BENEFICIARY, TO THE EXTENT SUCH LAWS, RULES, REGULATIONS OR ORDERS OTHERWISE PREEMPT THE LAW OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS SITUATED, IN WHICH EVENT SUCH FEDERAL LAW SHALL CONTROL.

     Section 9.12 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

     Section 9.13 Entire Agreement. THIS MORTGAGE AND THE OTHER FINANCING DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AGENT, BENEFICIARY AND GRANTOR AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. ACCORDINGLY, THE FINANCING DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


     Section 9.15 Jury Trial Waiver. AS A MATERIAL INDUCEMENT FOR AGENT AND BENEFICIARY TO RESTRUCTURE THE INDEBTEDNESS OWING BY GRANTOR UNDER THE FINANCING AGREEMENTS AND TO ENTER INTO THE FORBEARANCE AGREEMENT CONTEMPLATED HEREBY, GRANTOR, AGENT AND BENEFICIARY HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY OF ANY OR ALL ISSUES ARISING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BETWEEN GRANTOR, AGENT AND/OR BENEFICIARY OR THEIR RESPECTIVE HEIRS, SUCCESSORS OR ASSIGNS IN RESPECT OF ANY MATTER ARISING OUT OF, UNDER OR CONNECTED IN ANY MANNER WHATSOEVER HEREWITH (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS MORTGAGE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PERSON OR ANY EXERCISE BY ANY PARTY OF ITS RIGHTS HEREUNDER. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY MADE BY GRANTOR, AGENT AND BENEFICIARY AND EACH OF GRANTOR, AGENT AND BENEFICIARY ACKNOWLEDGES THAT NEITHER BENEFICIARY, AGENT, GRANTOR NOR ANY PERSON ACTING ON BEHALF OF BENEFICIARY, AGENT OR GRANTOR HAS MADE ANY REPRESENTATION OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH OF GRANTOR, AGENT AND BENEFICIARY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO FULLY DISCUSS THIS WAIVER WITH SUCH COUNSEL. EACH OF GRANTOR, AGENT AND BENEFICIARY ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

     9.16 Waiver of Redemption. Grantor waives all right of redemption of the Mortgaged Property.

     9.17 Severability; Amendments; Counterparts. The invalidity or unenforceability of any provision of this Mortgage shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Mortgage contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Mortgage. This Mortgage may not be amended or modified except by a writing signed by the party against whom enforcement is sought. This Mortgage may be executed in any number of counterparts, and all such counterparts taken together shall be deemed an original instrument.

EXECUTED as of the date first above written.


OTR EXPRESS, INC.,
a Kansas corporation
By :  /s/  William P. Ward
Name: William P. Ward
Title:  President



AGREED AND ACCEPTED as of the date first above written:

AGENT:

ASSOCIATES COMMERCIAL CORPORATION, as Agent

By:   /s/ J. R. Conkin Jr.
Name: J. R. Conkin Jr.
Title: Senior Vice President


BENEFICIARIES:

ASSOCIATES COMMERCIAL CORPORATION

By:   /s/ J. R. Conkin Jr.
Name: J. R. Conkin Jr.
Title: Senior Vice President


ASSOCIATES LEASING, INC.

By:   /s/ J. R. Conkin Jr.
Name: J. R. Conkin Jr.
Title: Senior Vice President

NAVISTAR FINANCIAL CORPORATION

By:    /s/ Rudd Hefner
Name: Rudd Hefner
Title: Credit Manager

MERCEDES BENZ CREDIT CORPORATION

By:   /s/ David R. Disanto
Name: David R. Disanto
Title: Managing Director

PACCAR FINANCIAL CORPORATION

By:    /s/ Dallas J. Becker
Name: Dallas J. Becker
Title: Corporate Portfolio Manager




STATE OF KANSAS

COUNTY OF

On this February     , 2001, before me, the undersigned, a Notary Public
in and for the county and state aforesaid, personally appeared
               , the                         of  OTR EXPRESS,
INC., a Kansas corporation, to me personally known to be the same person who executed the within and foregoing instrument of writing and acknowledged to me that the same was executed as a free and voluntary act and deed for the uses and purposes therein set forth.


IN WITNESS WHEREOF, I have hereunto set my hand and Notary Seal the day and year last above written.




Notary Public, State of Kansas
My commission expires:



STATE OF TEXAS

COUNTY OF


On this February    , 2001, before me, the undersigned, a Notary Public
in and for the county and state aforesaid, personally appeared
                  , the                        of  ASSOCIATES
COMMERCIAL CORPORATION., a Delaware corporation, to me personally known to be the same person who executed the within and foregoing instrument of writing and acknowledged to me that the same was executed as a free and voluntary act and deed for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and Notary Seal the day and year last above written.


Notary Public, State of Texas
My commission expires:



STATE OF TEXAS

COUNTY OF


On this February    , 2001, before me, the undersigned, a Notary Public
in and for the county and state aforesaid, personally appeared
                     , the                             of ASSOCIATES
LEASING, INC.., a Indiana corporation, to me personally known to be the same person who executed the within and foregoing instrument of writing and acknowledged to me that the same was executed as a free and voluntary act and deed for the uses and purposes therein set forth.


IN WITNESS WHEREOF, I have hereunto set my hand and Notary Seal the day and year last above written.



Notary Public, State of Texas
My commission expires:




STATE OF

COUNTY OF


On this February    , 2001, before me, the undersigned, a Notary Public
in and for the county and state aforesaid, personally appeared
                  , the                       of NAVISTAR FINANCIAL
CORPORATION, a                 corporation,  to me personally known to be
the same person who executed the within and foregoing instrument of writing and acknowledged to me that the same was executed as a free and voluntary act and deed for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and Notary Seal the day and year last above written.



Notary Public, State of
My commission expires:



STATE OF

COUNTY OF


On this February    , 2001, before me, the undersigned, a Notary Public
in and for the county and state aforesaid, personally appeared
                  , the                           of MERCEDES BENZ
CREDIT CORPORATION, a                 corporation,  to me personally known
to be the same person who executed the within and foregoing instrument of writing and acknowledged to me that the same was executed as a free and voluntary act and deed for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and Notary Seal the day and year last above written.



Notary Public, State of
My commission expires:



STATE OF

COUNTY OF


On this February    , 2001, before me, the undersigned, a Notary Public
in and for the county and state aforesaid, personally appeared
                , the                            of PACCAR FINANCIAL
CORPORATION, a                corporation,  to me personally known to be
the same person who executed the within and foregoing instrument of writing and acknowledged to me that the same was executed as a free and voluntary act and deed for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and Notary Seal the day and year last above written.



Notary Public, State of
My commission expires:




EXHIBIT AA"
   LEGAL DESCRIPTION

EXHIBIT AB"

FINANCING AGREEMENTS



EXHIBIT AC"

LIST OF LENDERS